Exhibit 99.B(i)(2)

KRAMER LEVIN NAFTALIS & FRANKEL LLP

December 21, 2007

The Victory Institutional Funds

3435 Stelzer Road

Columbus, Ohio 43219

Re:	The Victory Institutional Funds
Post-Effective Amendment No. 7
File Nos. 333-115476; 811-21584

Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 7 to Registration Statement No. 333-115476 and to the incorporation by reference of our opinion dated August 3, 2004 as an exhibit to this Amendment.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

Kramer Levin Naftalis & Frankel LLP

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